Exhibit 99.2

TRIUS THERAPEUTICS, INC. PRICES PUBLIC OFFERING OF COMMON STOCK

San Diego, CA, January 18, 2013 – Trius Therapeutics, Inc. (Nasdaq: TSRX) today announced the pricing of an underwritten public offering of 6,300,000 shares of its common stock at a price to the public of $4.75 per share. The gross proceeds to Trius from this offering are expected to be approximately $29,925,000, before deducting underwriting discounts and commissions and other estimated offering expenses payable by Trius. The offering is expected to close on or about January 24, 2013, subject to customary closing conditions.

Citigroup and Leerink Swann are acting as joint book-running managers and Baird is acting as a co-lead manager in the offering. Trius has granted the underwriters a 30-day option to purchase up to an aggregate of 945,000 additional shares of common stock. Trius anticipates using the net proceeds from the offering for general corporate purposes, including clinical trial, preclinical and other research and development expenses, capital expenditures, working capital and general and administrative expenses.

The securities described above are being offered by Trius pursuant to two shelf registration statements previously filed with and declared effective by the Securities and Exchange Commission (the “SEC”) on September 15, 2011 and September 11, 2012. Preliminary prospectus supplements related to the offering have been filed with the SEC and are available on the SEC’s website at http://www.sec.gov. Copies of the final prospectus supplements and accompanying prospectuses relating to these securities may also be obtained, when available, from Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, via telephone at 1-800-831-9146 or email at batprospectusdept@citi.com or from Leerink Swann LLC, Attention: Syndicate Department, One Federal Street, 37th Floor, Boston, MA 02110, via telephone at 1-800-808-7525 or email at Syndicate@Leerink.com. This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Trius Therapeutics

Trius Therapeutics, Inc. is a biopharmaceutical company focused on the discovery and development of innovative antibiotics for serious infections. The company’s lead investigational drug, tedizolid phosphate, is a once daily, IV and orally administered second generation oxazolidinone in Phase 3 clinical development for the treatment of serious gram-positive infections, including those caused by methicillin-resistant Staphylococcus aureus (MRSA). Trius has partnered with Bayer HealthCare for the development and commercialization of tedizolid phosphate outside of the U.S., Canada and the European Union. In addition to the company’s tedizolid phosphate clinical program, Trius has initiated Investigational New Drug enabling studies for its Gyrase-B development candidate with potent activity against Gram-negative bacterial pathogens including multi-drug resistant strains of E. coli, Klebsiella, Acinetobacter and Pseudomonas.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, Trius’ expectations regarding the closing of the public offering and the expected gross proceeds therefrom. Among the factors that could cause actual results to differ materially from those indicated in the forward-looking statements are risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the offering, as well as risks and uncertainties associated with Trius’ business and finances in general, and the other risks described in Trius’ Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, and in the preliminary prospectus supplements related to the offering filed with the SEC. All forward-looking statements contained in this press release speak only as of the date on which they were made. Trius undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

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Public Relations Contact:	Investor Relations Contact:
Laura Kempke/Andrew Law at MSLGROUP	Stefan Loren at Westwicke Partners, LLC
trius@mslgroup.com	sloren@westwicke.com
781-684-0770	443-213-0507

6310 Nancy Ridge Drive, Suite 105, San Diego, CA 92121	Tel: 858-452-0370
www.triusrx.com	Fax: 858-677-9975

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